EXHIBIT 23.1

CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

The Board of Directors
HMS Holdings Corp.:

We consent to the incorporation by reference in the registration statement (Nos 333-108436, 333-108445 and 033-95326-99) on Form S-8 of HMS Holdings Corp. of our reports dated September 1, 2006 and August 14, 2006 relating to the comparative financial statements of Public Consulting Group, Inc. Benefit Solutions Practice Area which appear in this Form 8-K/A.

/s/ Neal A. Price & Company, LLP
Danvers, Massachusetts
November 16, 2006